UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2013 (October 24, 2013)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code _(785) 575-6300____________________

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2013, James J. Ludwig, our Executive Vice President, Public Affairs and Consumer Services, notified us of his decision to retire effective by the end of the year.

We previously announced the appointment of Kevin L. Kongs, currently our Assistant Controller, as our Vice President and Controller, effective November 8, 2013. On October 24, 2013, our board of directors approved two awards of restricted share units to Mr. Kongs, effective November 9, 2013, with one-year and two-year vesting and performance measurement periods and with the awards to be 50% time-based and 50% performance-based. Each award has a target value of $75,000. The number of these restricted share units to be received by Mr. Kongs will be determined based on the average closing price of our common stock for the twenty trading days preceding November 9, 2013. The performance-based restricted share units vesting on the first anniversary of the grant date will be subject to downward or upward adjustment based on our total shareholder return in comparison to the total shareholder return of a peer group during a performance period from November 9, 2013 through November 9, 2014. The performance-based restricted share units vesting on the second anniversary of the grant date will be subject to such adjustment for a performance period from November 9, 2013 to November 9, 2015. Mr. Kongs will not receive any portion of the target award of performance-based restricted share units if, during the performance period, our total shareholder return is less than 25% of the total shareholder return for the peer group, and he will receive between 25% and 200% of the target award if our total shareholder return is at least 25% and up to 90% or more of the total shareholder return for the peer group. Vesting of the restricted share units described above is subject to Mr. Kongs’ employment with us continuing uninterrupted through the vesting date, except that a prorated portion of the award will vest if his employment terminates on account of death, disability or retirement.

The foregoing is qualified in its entirety by reference to the forms of restricted share unit award documents filed as Exhibit 10(aq), 10(ar), 10(as) and 10(at), respectively, to our Annual Report on Form 10-K filed on February 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: October 29, 2013                By:/s/ Larry D. Irick
Name: Larry D. Irick
Title: Vice President, General Counsel
and Corporate Secretary